Exhibit 10.1















                            STOCK PURCHASE AGREEMENT


                                      AMONG


                             RCM TECHNOLOGIES, INC.

                     SOFTWARE ANALYSIS AND MANAGEMENT, INC.

                                       AND

                               THE SHAREHOLDERS OF
                     SOFTWARE ANALYSIS AND MANAGEMENT, INC.

















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                                TABLE OF CONTENTS


                                                                     Page

1.       DEFINITIONS................................................... 1

2.       PURCHASE AND SALE OF SHARES OF ACQUIREE....................... 3

3.       REPRESENTATIONS AND WARRANTIES OF ACQUIREE
         AND OTHERS.................................................... 5

4.       REPRESENTATIONS AND WARRANTIES OF RCM.........................13

5.       COVENANTS OF THE PARTIES......................................15

6.       THE CLOSING...................................................21

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE
         AND ACQUIREE SHAREHOLDER......................................23

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF RCM....................24

9.       INDEMNIFICATION...............................................26

10.      ARBITRATION...................................................28

11.      TERMINATION...................................................28

12.      NOTICES.......................................................29

13.      MISCELLANEOUS.................................................30

                                LIST OF SCHEDULES


2.6 Percentage interest of Acquiree Shareholders in Purchase Consideration, Net Working Capital and Additional Purchase Consideration

3.2(a) Financial Statements for the fiscal years ended March 31, 1998, March 31, 1997 and March 31, 1996

3.3               Undisclosed Liabilities of Acquiree

3.4               Accounts Receivable of Acquiree as of May 1, 1998 and
                  July 10, 1998

3.5               Material adverse changes

3.5(e)            Extraordinary bonuses or salaries

3.6               Litigation

3.8 Articles of Incorporation, Bylaws and Amendments thereto of Acquiree

3.9               Tax information

3.10              All material Contracts and Agreements of Acquiree

3.11 Liens, encumbrances and general description of all real property in which Acquiree has an ownership interest

3.12              Licenses, trademarks and trade names of Acquiree

3.13              Consents to be obtained by Acquiree

3.14              Capitalization of Acquiree

3.17              Messrs. Kweitko, Wigdor and Wickramasekaran's Obligation

3.18              Approvals required to be obtained by Acquiree
                  Shareholders

3.19 Number and names of employees and compensation of all directors and officers of Acquiree - identifies all employee benefit plans

3.20              Compliance with environmental and conservation laws

3.21              List of all insurance policies of Acquiree

3.22 List of all bank accounts maintained or for the benefit of Acquiree



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3.23              List of 10 largest customers of Acquiree, based on dollar
                  volume of income for the twelve month period ended March 31, 1998

3.26              Agreements to be terminated

3.27(a)           List of facilities

3.27(b)           Billing register

3.27(c)           List of fixed assets

4.1               Articles of Incorporation and Bylaws of RCM

4.3               Consents to be obtained by RCM

5.10              Bonuses and Fees

                                LIST OF EXHIBITS


Exhibit "A"                Employment Agreement with Ira A. Kweitko

Exhibit "B"                Employment Agreement with Michael Anderson

Exhibit "C"                Opinion of counsel for Software Analysis And
                           Management, Inc.

Exhibit "D" Opinion of counsel for RCM Technologies, Inc.

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this day of , 1998, by and among RCM TECHNOLOGIES, INC., a Nevada corporation ("RCM"); SOFTWARE ANALYSIS AND MANAGEMENT, INC, a California corporation, (the "Acquiree"); and IRA A. KWEITKO, LESTER WIGDOR and CHANDRALEKHA WICKRAMASEKARAN (the "Acquiree Shareholders").

                                    RECITALS:

         WHEREAS, the Acquiree Shareholders own in the aggregate one hundred percent (100%) of the issued and outstanding common stock of the Acquiree (the "Acquiree Shares"); and

         WHEREAS, the Acquiree Shareholders desire to sell the Acquiree Shares and RCM desires to purchase the Acquiree Shares, each upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       DEFINITIONS.

                  (a) The foregoing RECITALS are true and correct, and are incorporated herein and made a part hereof.

                  (b) For purposes of this Agreement, the terms set forth below shall have the following meanings:

         CEDLI. . . . . . . . .               California Economic Development
                                              Lending Initiative

         Code . . . . . . . . .               The Internal Revenue Code of 1986,
                                              as amended.

         Closing  . . . . . . .               The transaction of the events set
                                              forth in Section 6 hereof.

         Closing Date . . . . .              he day on which the Closing is held
                                             as set forth in Section 6 hereof.

         Closing Date Balance .                  Unaudited balance sheet of the
         Sheet                                   Acquiree as of the Closing Date
                                                     prepared in accordance with
                                                     the  requirements  of  GAAP
                                                     containing   all   accruals
                                                     including  but not  limited
                                                     to  all  payroll   accruals
                                                     (bonuses,  commissions  and
                                                     vacations) and deferrals.

         Closing Net. . . . . .             operating income of Acquiree for the
         Operating Income                     period April 1, 1997 to March 31,
                                                     1998   as    reflected   in
                                                     Acquiree's        financial
                                                     statement   reflecting  all
                                                     appropriate  balance  sheet
                                                     accruals   and    deferrals
                                                     prepared in accordance with
                                                     the  requirements  of  GAAP
                                                     before  federal  and  state
                                                     income   taxes,    interest
                                                     expense,  professional fees
                                                     related       to       this
                                                     transaction,  and executive
                                                     compensation (including any
                                                     Acquiree Shareholder or his
                                                     or her spouse) in excess of
                                                     $220,000 (including without
                                                     limitation          related
                                                     employment taxes).

         Effective Date . . . .                      May 1, 1998

         Effective Date . . . .              Unaudited balance sheet of Acquiree
         Balance Sheet                      as of the Effective Date prepared in
                                                     accordance     with    GAAP
                                                     containing   all   accruals
                                                     including  but not  limited
                                                     to  all  payroll   accruals
                                                     (bonuses,  commissions  and
                                                     vacations) and deferrals.

         Financial  . . . . . .                Unaudited financial statements of
         Statements                            the Acquiree for the fiscal years
                                                     ended March 31, 1998, March
                                                     31,  1997,  and  March  31,
                                                     1996 prepared in accordance
                                                     with  the  requirements  of
                                                     GAAP.

         Interim Financial . .             Unaudited financial statements of the
         Statements                         Acquiree for the interim period from
                                                     April 1, 1998  through  May
                                                     31,   1998    prepared   in
                                                     accordance     with     the
                                                     requirements of GAAP.

         GAAP  . . . . . . . .                    Generally accepted accounting
                                               principles, consistently applied.

         Kweitko . . . . . . .                       Ira A. Kweitko

         Net Operating Income                 Subsequent to the Closing Date and
         (NOI) . . . . . . . .              with respect to the ongoing business
                                                     formerly    conducted    by
                                                     Acquiree    gross   revenue
                                                     (billed    and     unbilled
                                                     services  at invoice  value
                                                     reduced     by     customer
                                                     discounts,    returns   and
                                                     allowances)  minus  cost of
                                                     sales,     all    operating
                                                     expenses           directly
                                                     attributable   to  Acquiree
                                                     and       general       and
                                                     administrative    expenses,
                                                     but   excluding   (a)   RCM
                                                     Corporate Fees; (b) Federal
                                                     and State income taxes; (c)
                                                     goodwill amortization;  (d)
                                                     interest  expense;  and (e)
                                                     any   operating    expenses
                                                     directly   attributable  to
                                                     Acquiree  after the Closing
                                                     Date  to  the  extent  they
                                                     exceed,   on  a  pro   rata
                                                     basis, amounts historically
                                                     incurred by Acquiree.

         Net Working Capital .             The amount by which all realizable
                                           current assets (amounts actually
                                           collected subsequent to the Closing
                                           Date) of Acquiree, including cash,
                                           certificates of deposit, accounts
                                           receivable, employee advances,
                                           prepaid expenses, deposits and
                                           income tax receivable but excluding
                                           all fixed assets, intangible assets
                                           and deferred tax assets as those
                                           terms are defined under GAAP,
                                           exceeds all of Acquiree's
                                           liabilities, excluding income taxes
                                           payable, as reflected in the Closing
                                           Date Balance Sheet.

         RCM . . . . . . . . .             RCM Technologies, Inc., a Nevada
                                           corporation.

         RCM Corporate Fees. .             All costs incurred by RCM not
                                           directly related to the ongoing
                                           business conducted by Acquiree such
                                           as compensation of RCM executives,
                                           legal, accounting (including audit
                                           costs) and SEC filing fees and other
                                           overhead costs.

         SEC . . . . . . . . .                       The Securities and Exchange
                                   Commission.

         Shareholder                                 Percentages  The  following
                                                     percentage        interest:
                                                     Kweitko        -       25%;
                                                     Wickramasekaran    -   40%;
                                                     Wigdor - 35%.

         Wickramasekaran . . .                      Chandralekha Wickramasekaran

         Wigdor. . . . . . . .                       Lester Wigdor

         2.       PURCHASE AND SALE OF SHARES OF ACQUIREE.

                  2.1 Purchase and Sale of Shares of Acquiree.

                  Subject to the terms and conditions of this Agreement, on the Closing Date, the Acquiree Shareholders will sell, convey, assign, transfer and deliver the Acquiree Shares to RCM, and RCM shall purchase, acquire and accept from the Acquiree Shareholders the Acquiree Shares, which shall constitute one hundred percent (100%) of the outstanding capital stock of Acquiree.

                  2.2 Purchase Consideration.

                  On the Closing Date, (i) Acquiree Shareholders shall deliver to RCM certificates representing the Acquiree Shares; and (ii) RCM shall pay to the Acquiree Shareholders the purchase consideration in the sum of $12,000,000 plus an amount equal to the Net Working Capital of Acquiree as determined in accordance with Section 2.4 hereof, subject to adjustments as hereafter set forth (the "Purchase Consideration") as follows:

                  $7,500,000       -        by wire transfer of immediately
                                            available funds to bank accounts
                                            designated by Acquiree Shareholders;


                    $500,000       -        post closing consideration payable
                                            within sixty (60) days following the
                                            close of any four (4) month period
                                            occurring during the initial three
                                            years following the Closing Date
                                            during which the aggregate NOI of
                                            Acquiree's ongoing operations equals
                                            or exceeds $833,000 (the "Post
                                            Closing Consideration");

                  $4,000,000       -        deferred consideration payable in
                                            three (3) equal annual installments
                                            of $1,333,333 each within sixty (60)
                                            days following the first, second and
                                            third anniversaries of the Closing

                                                     Date     (the     "Deferred
                                                     Consideration")    provided
                                                     that in the  event  the NOI
                                                     of  Acquiree  is less  than
                                                     $2,000,000,  $2,000,000 and
                                                     $2,300,000 respectively for
                                                     the initial three (3) years
                                                     in which a  payment  is due
                                                     (the  "Shortfall") then the
                                                     amount  of the  installment
                                                     payable for that year shall
                                                     be  reduced  by  $5.00  for
                                                     each $1.00 of Shortfall. As
                                                     used herein the term "year"
                                                     means  the  periods  ending
                                                     12,   24  and   36   months
                                                     respectively  following the
                                                     last  day of the  month  in
                                                     which the Closing occurred.
                                                     In    the    event     that
                                                     Acquiree's    NOI   exceeds
                                                     $2,000,000,  $2,000,000 and
                                                     $2,300,000 respectively for
                                                     the initial three (3) years
                                                     in  which  a   payment   of
                                                     Deferred  Consideration  is
                                                     due, Acquiree  Shareholders
                                                     shall  have  the  right  to
                                                     carry   such   excess   NOI
                                                     forward  or  backward   and
                                                     apply  such  excess  NOI to
                                                     reduce any Shortfall.

         Net Working Capital                 by wire transfer in accordance with
                                             Section 2.4 hereof.

                  2.3 Adjustments To Purchase Consideration. If the Closing Net Operating Income ("CNOI") of Acquiree is less than $2,200,000 then the cash portion of the Purchase Consideration shall be reduced $3.00 and the Deferred Consideration shall be reduced $2.00 (with each installment thereof reduced correspondingly) for each $1.00 that the CNOI is less than $2,200,000.

                  2.4      Payment of Net Working Capital and Other Payments.

                    (i) Within sixty (60) days following the Closing Date RCM and the Acquiree Shareholders will cause to be prepared to their mutual satisfaction the Closing Date Balance Sheet. The Closing Date Balance Sheet shall be used to determine the maximum amount of Net Working Capital to be paid to the Acquiree Shareholders.

                  (ii) At the Closing the following liabilities will be paid by RCM on behalf of Acquiree: (a) indebtedness to Sanwa Bank of $____________ and (b) indebtedness to CEDLI of $--------.

                 (iii) Acquiree intends to file for a tax refund with respect to taxes paid for its fiscal year ending March 31,

1998 due to the carryback of net operating losses incurred after March 31, 1998 (the "Special Refund"). An amount equal to the Special Refund shall be paid to Kweitko as a bonus ("Special Bonus") for services rendered prior to the Effective Date when, and only to the extent, Acquiree receives the Special Refund. The Special Refund and the corresponding liability for the Special Bonus shall be shown as an asset and as a liability, respectively, on Acquiree's Effective Date and Closing date Balance Sheets, but shall be disregarded for the purpose of determining Acquiree's Net Working Capital.

                                    (iv) The Note Payable to LIL Enterprises and
the Accrued Bonus to Kweitko for the fiscal year ending March 31, 1998 shall be paid (a) immediately upon receipt of payment of employee advances by Kweitko, Wickramasekaran and Wigdor, in the amount of such payments, and thereafter (b) to the extent excess of (y) sum of the following assets listed on the Closing Date Balance Sheet: cash, certificates of deposits, deposits, prepaid expenses, collected accounts receivable, collected employee allowances (other than to the extent of payments made pursuant to the preceding Section 2.4(iv)(a)) and collected income tax receivables (excluding the Special Refund), over (z) the total liabilities of Acquiree reflected on the Closing Date Balance Sheet (other than the Special Bonus, the Note Payable to LIL Enterprises and the Accrued Bonus to Kweitko).

                   (v) All liabilities of Acquiree other than those referred to in Sections 2.4(ii), 2.4(iii) and 2.4(iv) will be paid by RCM on behalf of Acquiree in the ordinary course of business.
                  (vi) Immediately following the Closing, RCM, as agent for Acquiree, shall use best efforts to promptly and fully collect all of Acquiree's accounts receivable, employee advances and income tax receivable as they are reflected in the Closing Date Balance Sheet. Cash, certificates of deposit, deposits and prepaid expenses shall be deemed to have been collected as of the Closing. RCM shall cause to be paid to the Acquiree Shareholders the Net Working Capital by wire transfer to bank accounts designated by them. The Net Working Capital, to the extent such assets are actually collected or deemed collected, will be paid to the Acquiree Shareholders sixty (60) days after the Closing Date and each thirty (30) days thereafter, provided that if on any such date the amounts collected or deemed collected up to that date do not exceed the liabilities reflected in the Closing Date Balance Sheet RCM will not be obligated to make any payment and will provide the Acquiree Shareholders with a written statement of the amounts collected to such date and the amount of any uncollected accounts receivable and other current assets. Each payment of Net Working Capital will be accompanied by a similar statement. Any accounts receivable which cannot be collected timely by RCM without compromise may be collected by Acquiree Shareholders provided that no legal proceedings for their recovery may be brought without

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RCM's prior written approval which approval shall not be unreasonably withheld.

                  2.5 Additional Purchase Consideration. If the NOI for any year in which an installment of Deferred Consideration is due exceeds $2,200,000 in the first such year, $2,200,000 in the second such year and $2,300,000 in the third such year, then twenty-five percent (25%) of the amount over and above and in excess of $2,200,000, $2,200,000 and $2,300,000 respectively shall be accrued as additional consideration and, within sixty (60) days of the anniversary of the Closing Date, be paid as additional consideration to those persons designated in Schedule 2.5 in the proportions described in that Schedule; provided, however, that to the extent excess NOI is carried forward or backward pursuant to the provisions of Section 2.2 hereof, Acquiree shall not be entitled to Additional Purchase Consideration attributable to such amounts. In the event that Additional Purchase Consideration is paid in year one or two and a shortfall occurs in year two or three and such Additional Purchase Consideration actually paid in year one or two is deemed unearned pursuant to this Section 2.5, due to Acquiree Shareholders decision to carry forward excess NOI pursuant to Section 2.2 hereof, RCM shall deduct such amount from the Deferred Consideration earned in year two or three.

                  2.6 Any amounts payable to the Acquiree Shareholders pursuant to Sections 2.2, 2.4 and 2.5 hereof shall be paid to them in the proportions set forth in Schedule 2.6 hereof.

                  2.7 Inspection of Records. In any year in which an installment of Deferred Consideration is due, the Acquiree Shareholders and their authorized representatives, at their expense, during normal business hours, shall have the right to audit, abstract and copy the financial records of Acquiree to verify the calculation of NOI and any Shortfall. RCM shall cooperate with Acquiree Shareholders and their agents in providing access to financial information regarding Acquiree, including accountants' work papers. For each year in which an installment of Deferred Consideration is due, RCM will furnish the Acquiree Shareholders with copies of monthly as well as year end financial statements of Acquiree.

         3. REPRESENTATIONS AND WARRANTIES OF ACQUIREE AND THE ACQUIREE SHAREHOLDERS. The Acquiree and the Acquiree Shareholders, in accordance with their respective Shareholder Percentages, as a material inducement to RCM to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to RCM which representations and warranties are true and correct in all material respects on this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

                  3.1 Shareholder of Acquiree. The Acquiree Shareholders are, and will be on the Closing Date, the sole owners, of record and beneficially, of all the issued and outstanding shares of the Acquiree's capital stock.

                  3.2      Financial Statements.

                           (a) The Financial Statements for the fiscal years
ended March 31, 1998,  March 31, 1997 and March 31, 1996  ("1998,  1997 and 1996
Financial Statements") have been attached as Schedule 3.2(a). The Financial Statements and the financial information contained therein present fairly the financial condition of Acquiree for the periods covered. The 1998, 1997 and 1996 Financial Statements and the financial information contained therein has been prepared in accordance with GAAP.

                           (b) RCM and the Acquiree Shareholders will cause to
be prepared to their mutual satisfaction the Effective Date Balance Sheet and the Closing Date Balance Sheet as defined in Section 1 hereof which will be prepared on an unaudited basis in accordance with GAAP and delivered to RCM promptly following the Closing. The Effective Date Balance Sheet and the Closing Date Balance Sheet as defined in Section 1 hereof and the financial information contained therein will present fairly the financial condition of the Acquiree for the periods covered.

                           (c) The books and records of Acquiree, financial and
other, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices, and the financial records reflect all payroll accruals including but not limited to all bonuses, vacations, holidays and other compensation.

                  3.3 Undisclosed Liabilities. Acquiree does not have any liabilities or obligations of any nature, fixed or contingent, in excess of $10,000 that will not be shown or otherwise provided for or reflected in the Financial Statements, except (a) as set forth in Schedule 3.3, and (b) for liabilities and obligations arising subsequent to the date of the Financial Statements in the ordinary course of business, none of such liabilities referred to in this clause (b) will individually or in the aggregate be materially adverse to the business or financial condition of the Acquiree. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) of the Acquiree that will not be adequately provided for.

                  3.4 Accounts Receivable. Attached hereto as Schedule 3.4 is a list of all accounts receivable of Acquiree and aging schedule pertaining thereto as of the Effective Date and July 10, 1998. All of the accounts receivable of Acquiree now and on the Closing Date, are bona fide accounts receivable of Acquiree representing the sales price of (or other sums or fees receivable for or in respect of) goods, merchandise, or services sold or performed by Acquiree in valid transactions in the regular course of its business to or for the benefit of its customers. Such accounts receivable, subject to reserves, if any, established within the Financial Statements, are collectible in full and are not subject to offset or counterclaim or otherwise in controversy.

                  3.5 Material Adverse Changes. Except as specifically stated in
Schedule 3.5 or as contemplated or required by this Agreement, from April 1, 1998 to the date of this Agreement, the business of the Acquiree has been operated in the ordinary course and there has not been:

                           (a) Any materially adverse changes in the business,
condition (financial or otherwise), results of operations, properties, assets, liabilities, earnings or net worth of the Acquiree for such period or at any time during such period;

                           (b) Any material damage, destruction or loss
(whether or not covered by insurance) affecting the Acquiree or its assets, properties or business;

                           (c) Any cancellation or material breaches on any
existing contract of which Acquiree is a party that would have a material adverse effect on the business of Acquiree;

                           (d) Any statute, rule, regulation or order adopted
by any governmental body, agency or authority that materially and adversely affects the Acquiree or its business or financial condition; or

                           (e) Except as set forth in Schedule 3.5(e) there has
not been any payment of bonuses or accrued salaries out of the ordinary course of business or agreements to materially increase the rate or terms of compensation payable or to become payable by Acquiree to its directors, officers or key employees; provided, however, that this subsection shall not restrict or limit the Acquiree in any way from hiring additional personnel who are required for its operations.

                  3.6 Litigation. Except as set forth in Schedule 3.6, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the actual knowledge of Acquiree Shareholders, threatened against the Acquiree, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, or, to the actual knowledge of Acquiree Shareholders, any basis for any such action, suit, claim, investigation or proceeding.

                  3.7 Compliance: Governmental Authorizations. The Acquiree has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. The Acquiree has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. Neither the Acquiree nor the Acquiree Shareholders know of any violations of any such licenses or permits. No proceedings are pending or threatened to revoke or limit the use of such licenses or permits that would have an adverse effect on the business of Acquiree.

                  3.8 Due Organization. The Acquiree is a corporation duly organized, validly existing and in good standing under the laws of the State of California; it is qualified to do business and in good standing in each state where the properties owned, leased or operated, or the business conducted, by it require such qualification except where failure to so qualify would not have a material adverse effect on its financial condition, properties, business or results of operations. The Acquiree has the power to own its properties and assets and to carry on its business as now presently conducted. True and complete copies of the Articles of Incorporation and Bylaws of Acquiree, including any amendments thereto, have been attached as Schedule 3.8.

                  3.9  Taxes.

                  (i) Definitions. The following terms shall have the meanings set forth in this Section 3.9(i) for purposes of this Agreement.

                           "Return" and "Returns" mean any return, report,
declaration, estimate, information statement, claim for refund, notice, form or any other kind of document, including any schedule or attachment thereto, and including amended versions of any of the foregoing, relating to or required to be filed in connection with any Tax.

                           "Tax" and "Taxes" means any federal, state (including
District of Columbia), local, foreign (including possessions or territories of the United States) or other tax (whether income, gross receipts, franchise, excise, customs, sales, use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or payment in lieu of tax no matter how denominated including any amount payable pursuant to a tax-sharing or other agreement relating to the sharing or payment of tax), or any assessment, levy, impost, withholding, fee or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto.

                  (ii) Except as disclosed on Schedule 3.9, Acquiree has filed when due in a timely fashion all Returns that are required to be filed on or before the date hereof by or with respect to the Acquiree. All such Returns are true, correct, and complete. No claim has been made by a taxing authority in a jurisdiction where the Acquiree does not file Returns that it is or may be subject to or liable for any Tax imposed by that jurisdiction.

                  (iii) Except as disclosed on Schedule 3.9, all Taxes for which the Acquiree is liable and that are due on or before the date hereof (whether or not shown to be due on any Return) have been paid when due in a timely fashion. There are no liens on any assets of the Acquiree that arose in connection with any failure (or alleged failure) to pay any Tax other than liens for Taxes not yet due and payable or for Taxes that the Acquiree is contesting in good faith through appropriate proceedings as set forth on Schedule 3.9.

                  (iv) Acquiree has withheld or collected and paid or deposited all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (v) No taxing authority has asserted, or threatened to assert, any adjustment, deficiency or assessment for any Taxes against the Acquiree, and no basis exists for any such adjustment, deficiency or assessment which would result in additional taxes owed by the Acquiree for any period for which Returns have been filed. Schedule 3.9 lists all federal, state, local, and foreign income Returns filed with respect to the Acquiree for taxable periods ended on or after March 31, 1992 and indicates those Returns of the Acquiree that have been audited and those Returns of the Acquiree that currently are the subject of audit. The Acquiree has delivered to RCM correct and complete copies of all federal, state, local and foreign income tax Returns filed, examination reports issued, and statements of deficiencies assessed against or agreed to by the Acquiree since Mach 31, 1993.

                  (vi) The Acquiree has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax adjustment, assessment or deficiency except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement.

                  (vii) Except as set forth on Schedule 3.9 the Acquiree has no income or gain that may be reportable for a period ending after the date hereof without the receipt of an equal amount of cash during such period, which is attributable to a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the date hereof.

                  (viii) There are no currently outstanding requests made by any of the Acquiree for tax rulings, determinations or information that could affect the Taxes of the Acquiree.

                  (ix) Schedule 3.9 lists all Returns (other than income tax returns) filed with respect to Acquiree for taxable periods ending on or after March 31, 1993.

                  (x) Acquiree has not been obligated to deduct and withhold Taxes under Code Section 1441.

                  (xi) None of the Acquiree Shareholders is a nonresident alien individual within the meaning of Code Section 7701(b) and each Acquiree Shareholder shall deliver at Closing a "Nonforeign Certification" meeting the requirements of Code Section 1445(b)(2).

                  (xii) The Acquiree is not or was not within the past six years, a party to any Tax allocation or sharing agreement except as set forth on
Schedule 3.9. The Acquiree has not been a member of an affiliated group defined in Code Section 1504(a) filing a consolidated federal income Tax Return and does not have any liability for the Taxes of any person under Treasury Regulation
Section 1.1502-6 (issued under the Code) or any similar provision of state, local, or foreign law, as a transferee or successor by contract or otherwise. The Acquiree has not been a member of a group of companies filing a unitary, consolidated or combined state Return except as set forth on Schedule 3.9.

                  (xiii) Schedule 3.9 sets forth the following information with respect to the Acquiree as of the beginning of its current taxable year (as well as on an estimated pro forma basis as of the Effective Date giving effect to the passage of time and the consummation of the transactions contemplated hereby):
(a) the adjusted tax basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution of the Acquiree; and (c) the tax elections of the Acquiree affecting the character, source, timing and computation of income, gain, loss, deduction and credits of the Acquiree.

                  (xiv) Set forth on Schedule 3.9 is a list of all actions which have a material effect on the calculation of Taxes payable or with respect to the income, deductions, credits, allowances or assets of the Acquiree.

                  (xv) The Acquiree has not made, is not obligated make, and will not, as a result of the transactions contemplated hereby, make or become obligated to make any "excess parachute payment" within the meaning of Section 280G of the Code (determined without regard to subsection (b)(4) thereof).

                  (xvi) Acquiree has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (xvii) No consent under Code Section 341(f) has been filed and no agreement has been entered which would require such consent to be filed with respect to Acquiree.

                  (xviii) The Acquiree has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                  (xix) The unpaid Taxes of the Acquiree will not, as of the Effective Date and, did not, as of March 31, 1998 exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) which will be set forth on the face of the Effective Date Balance Sheet and which is set forth on the Financial Statement of Acquiree for the fiscal year ending March 31, 1998, respectively.

                  3.10 Agreements. Schedule 3.10 contains a true and complete list of all material contracts, agreements, mortgages, obligations, arrangements, restrictions and other instruments to which the Acquiree is a party or by which the Acquiree or its assets may be bound. True and correct copies of all items set forth on Schedule 3.10 have been or will have been made available to RCM prior to the date hereof. No event has occurred that (whether with or without notice or lapse of time) would constitute a material default by the Acquiree under any of the contracts or agreements set forth in Schedule
3.10. Neither the Acquiree nor the Acquiree Shareholders have knowledge of any material default by the other parties to such contracts or agreements.

                  3.11 Title to Property and Related Matters. The Acquiree has, and at the time of the Closing will have, good and marketable title to all of its properties, and assets, real, personal and mixed, owned by it at the date of this Agreement or acquired by it after the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances, except (i) those set forth in Schedule 3.11, and (ii) liens for current taxes not yet delinquent.
Schedule 3.11 also contains a general description of all real property in which Acquiree has an ownership interest. Except as set forth in said Schedule 3.11 and except for matters that may arise in the ordinary course of business, the assets of the Acquiree are in good operating condition and repair, reasonable wear and tear excepted. There does not exist any condition that materially interferes with the use thereof in the ordinary course of the business of the Acquiree.

                  3.12 Licenses; Trademarks; Trade Names. Except as set forth on
Schedule 3.12, the Acquiree does not have, nor does it own or use in its business any licenses, trademarks, trade names, service marks, copyrights, patents or any applications for any of the foregoing that relate to its business.

                  3.13 Due Authorization. This Agreement has been duly authorized, executed and delivered by the Acquiree and constitutes a valid and binding agreement of the Acquiree, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of the Acquiree's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, material lease, mortgage or material agreement of any kind to which the Acquiree is a party or by which the Acquiree or its properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to the Acquiree, except that the consents disclosed on Schedule 3.13 will be required pursuant to the terms of those scheduled agreements. No consent or approval by any governmental authority is required in connection with the execution and delivery by the Acquiree of this Agreement or the consummation of the transactions contemplated hereby.

                  3.14 Capitalization. The authorized capitalization of the Acquiree consists of 100,000 shares of no par value Common Stock of which 51,000 shares are issued and outstanding as of the date of this Agreement; the Acquiree Shares have been duly authorized, validly issued, and are fully paid and non-assessable, and were issued in compliance with applicable federal and state securities laws and regulations. Except as set forth on Schedule 3.14, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of the Acquiree's securities. Schedule 3.14 sets forth the share ownership and respective percentage of each of the Acquiree Shareholders.

                  3.15 Brokerage Fees. Except for Cruttenden Roth Incorporated, legal and accounting fees incurred in connection with the transaction contemplated by this Agreement, which fees shall be paid by the Acquiree Shareholders, the Acquiree has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with the transactions contained within this Agreement.

                  3.16 Share Ownership. The Acquiree Shares will be owned of record and beneficially by the Acquiree Shareholders, free and clear of all liens and encumbrances of any kind and nature. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

                  3.17 Obligation of the Acquiree Shareholders. This Agreement constitutes the valid and legally binding obligation of the Acquiree Shareholders. Except as set forth on Schedule 3.17, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute in any material respect a violation of or default under, or conflict in any material respect with, any judgment, decree, statute or regulation of any governmental authority applicable to the Acquiree Shareholders or any contract, commitment, agreement or restriction of any kind to which the Acquiree Shareholders are a party or by which the Acquiree Shareholders are bound.

                  3.18 Approvals Required. Except as set forth on Schedule 3.18 or as contemplated or as required by this Agreement, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by the Acquiree Shareholders of this Agreement or the consummation by them of the transactions described herein, except to the extent that Acquiree Shareholders may be required to file reports in accordance with relevant regulations under federal and state securities laws upon execution of this Agreement and/or consummation of the transactions contemplated hereby.

                  3.19 Employee Benefit Plans.

                           (a) Schedule 3.19 sets forth the number and names of
the administrative employees of Acquiree and the total 1997 compensation to each of the directors, officers and administrative employees of Acquiree.

                           (b) Except as disclosed on Schedule 3.19, Acquiree
does not have any "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Schedule 3.19 identifies all programs, including, without limitation, any pension plans, health and welfare plans, life, disability, medical, dental or hospitalization insurance plans, sick-leave, vacation accrual or holiday plans, bonus, savings, profit-sharing or other similar benefit plans, deferred compensation, stock option, stock ownership and stock purchase plans covering employees or former employees of Acquiree. Except as disclosed on Schedule 3.19, each such plan or program has been operated substantially in accordance with its terms and, to the extent applicable, ERISA and the Code. Acquiree does not sponsor or contribute to, nor has it ever sponsored or been required to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

                           (c) Except as disclosed on Schedule 3.19 Acquiree
does not have any  written  contracts,  or oral  contracts  (other  than at will
contracts),   including  any  employment,   management,   agency  or  consulting
contracts, with respect to any of its current or retired employees.

                           (d) Except as disclosed on Schedule 3.19, Acquiree
is not a party to any collective bargaining agreement and there are no union organizational activities or efforts to effect a representation election pending or threatened.

                           (e) Except as disclosed on Schedule 3.19, Acquiree
has complied in all material respects with all applicable laws relating to the employment of labor, including the provisions thereof relating to benefits required to be provided under Part VI of Subtitle B of Title I of ERISA or
Section 4980B(f) of the Code (collectively, "COBRA"), wages, hours, working conditions, employee benefit plans and the payment of withholding and social security taxes.

                  3.20  Environmental  Matters.  Except as set forth in Schedule
3.20 Acquiree is in compliance with all laws, rules and regulations relating to environmental protection and conservation (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act of 1986, as amended and all applicable state laws pertaining to the environment), and neither Acquiree nor Acquiree Shareholders have received any notification of any asserted present or past failure to so comply with such laws, rules or regulations. Acquiree has obtained and is in compliance with all permits, licenses and other authorizations required under federal, state and local laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes (collectively "Environmental Requirements"). There are no circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, or investigation under Environmental Requirements, relating to the operation of Acquiree's business. For the purpose of this Section, "hazardous substances" shall include (1) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations thereunder, and (2) any substance for which state or local laws require the clean-up, removal or other special handling of such materials or imposing liability based upon improper handling thereof.

                  3.21 Insurance. Schedule 3.21 contains a list of all policies of liability, environmental, crime, fidelity, life, fire, workers' compensation, health, director and officer liability and all other forms of insurance currently in effect and owned or held by Acquiree, and identifies for each such policy, the underwriter, policy number, coverage type, premium, expiration date and deductible. All of the insurance policies listed on Schedule 3.21 are outstanding and in full force and effect and all premiums required to be paid with respect to such policies are currently paid.

                  3.22 Bank Accounts. Schedule 3.22 contains a list of all bank accounts maintained by, or for the benefit of, Acquiree.

                  3.23 Customers. Set forth on Schedule 3.23 is a list of the ten (10) largest customers of Acquiree based on the dollar volume of income generated by that customer for the twelve month period April 1, 1997 to March
31, 1998. No such customer has terminated or, to Acquiree's knowledge, is presently threatening to terminate its relationship with Acquiree.

                  3.24 Approval. The Board of Directors of the Acquiree has approved the execution of this Agreement and the transactions contemplated hereby.

                  3.25 Contractors. With respect to the Acquiree's contractors, consultants and other independent personnel (the "Contractors"), the Acquiree has evaluated and classified the Contractors as independent contractors or employees in accordance with Internal Revenue Service regulations. Acquiree has maintained and monitored those Contractors who are independent contractors to assure compliance with Internal Revenue Service regulations.

                  3.26 Termination of Agreements. Schedule 3.26 contains a list of all Agreements between the Acquiree on the one hand and its Shareholders on the other. All such Agreements have been terminated absolutely at or prior to the Closing Date without any liability on the part of Acquiree.

                  3.27 Assets, Facilities and Billing. Schedule 3.27(a) contains a list of all of Acquiree's facilities and offices as of May 31, 1998. Schedule 3.27(b) contains Acquiree's billing register as of May 31, 1998 including the names of all direct employees, and their billing rates. Schedule 3.27(c) contains a list of all of Acquiree's fixed assets whether owned or the subject of a capitalized lease as of May 31, 1998. Each such Schedule is true, correct and complete as of the date specified.

         4. REPRESENTATIONS AND WARRANTIES OF RCM. As a material inducement to the Acquiree and the Acquiree Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, RCM does hereby make the following representations and warranties to the Acquiree and the Acquiree Shareholders, which representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

                  4.1 Due Organization of RCM. RCM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; it is qualified to do business and is in good standing in each state where the properties owned, leased or operated, or the business conducted, by it require such qualification except where failure to so qualify would not have a material adverse effect on the financial condition, properties, business or results of operations of RCM. RCM has the corporate power and authority to own its property and assets and to carry on its business as now presently conducted. True, correct and complete copies of the Articles of Incorporation and Bylaws of RCM, including any amendments thereto, are attached hereto as Schedule 4.1.

                  4.2 Compliance; Governmental Authorizations. RCM has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. RCM has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. RCM does not know of any violations of any such licenses or permits. No proceedings are pending or threatened to revoke or limit the use of such licenses or permits that would have an adverse effect on the business of RCM.

                  4.3 Due Authorization. This Agreement has been duly authorized, executed, and delivered by RCM, and constitutes a legal, valid, and binding obligation of RCM, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of RCM's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage or agreement of any kind to which RCM is a party or by which RCM or its properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to RCM, except that the consents disclosed on Schedule 4.3 will be required pursuant to the terms of those scheduled agreements. No consent or approval by any governmental authority is required in connection with the execution and delivery by RCM of this Agreement or the consummation of the transactions contemplated hereby.

                  4.4 Brokerage Fees. Except for Cruttenden Roth Incorporated whose fees shall be paid by Acquiree Shareholders, RCM has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with the transactions contained within this Agreement.

                  4.5 Approval. The Board of Directors of RCM has approved the execution of this Agreement and the transactions contemplated hereby.

                  4.6 No Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by RCM of this Agreement or the consummation by it of the transactions described herein, except to the extent that the parties may be required to file reports in accordance with relevant regulations under federal and state securities laws.

         5.       COVENANTS OF THE PARTIES.

                  5.1 Disclosure Documents.

                           (a) RCM shall supply to Acquiree the necessary
information in writing, or cause the necessary information to be supplied in writing, relating to RCM for inclusion in any document(s) to be delivered to Acquiree Shareholders in connection with seeking their approval of the transactions contemplated by this Agreement.

                           (b) Acquiree shall supply to RCM the necessary
information in writing, or cause the necessary information to be supplied in writing, relating to Acquiree for inclusion in any documents or reports to be filed with the SEC or any regulatory agency in connection with the transactions contemplated by this Agreement.

                  5.2 Access to Information.  At all times prior to the
Closing Date or the earlier termination of this Agreement in accordance with the provisions of Section 11, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

                  5.3 Confidentiality.

                           (a) Confidentiality of RCM-Related Information.
With respect to information concerning RCM that is made available to Acquiree or Acquiree Shareholders pursuant to the provisions of Section 5.2, Acquiree and Acquiree Shareholders agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the transactions contemplated by this Agreement and shall not disseminate or disclose any of such information other than to representatives who need to know such information for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement (each of whom shall be informed in writing by Acquiree of the confidential nature of such information and directed by Acquiree to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 11, Acquiree and Acquiree Shareholders shall immediately return all such information, all copies thereof and all information prepared by Acquiree based upon the same, upon RCM's request; provided, however, that one copy of all such material may be retained by Acquiree's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiree or the Acquiree Shareholders from a third party entitled to disclose it; (ii) became known publicly other than through Acquiree or the Acquiree Shareholders or any party who received the same through Acquiree or the Acquiree Shareholders; (iii) is required by law or court order to be disclosed by Acquiree or the Acquiree Shareholders (after notice and opportunity to oppose such disclosure); or (iv) is disclosed with the express prior written consent thereto of RCM. Acquiree or the Acquiree Shareholders shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (a).

                           (b) Confidentiality of Acquiree-Related Information.
With respect to information concerning Acquiree that is made available to RCM pursuant to the provisions of Section 5.2, RCM agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the transactions contemplated by this Agreement and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement (each of whom shall be informed in writing by RCM of the confidential nature of such information and directed by RCM to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 11, RCM shall immediately return all such information, all copies thereof and all information prepared by it based upon the same, upon Acquiree's request; provided, however, that one copy of all such material may be retained by RCM's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by RCM from a third party entitled to disclose it; (ii) became known publicly other than through RCM or any party who received the same through RCM; (iii) is required by law or court order to be disclosed by RCM (after notice and opportunity to oppose such disclosure); or (iv) is disclosed with the express prior written consent thereto of Acquiree. RCM shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (b);

                  5.4 Nondisclosure. Neither RCM, nor Acquiree nor Acquiree Shareholders shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other parties hereto, other than with the express prior written consent of the other parties hereto, except as may be required by applicable securities laws as they pertain to public companies, law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the transactions contemplated by this Agreement, to any party whose consent is required in connection with this Agreement; or any regulatory body where such disclosure is required under federal or state law.

                  5.5 Non-Competition.

                           (a) As a material inducement for RCM to enter into
this Agreement each of Wickramasekaran and Wigdor agrees that he will not, for a period of three (3) years following the Closing

Date (the "Restricted Period") within the counties of Orange, Los Angeles, San Bernardino and San Diego, California, directly or indirectly, whether as employee, owner, partner, agent, director, officer or shareholder, engage in the business of contract or temporary staffing or permanent placement of technical personnel or engage in the business of information technology or engineering consulting. As used herein "technical personnel" means information technology, engineering and manufacturing professional personnel. Without limiting the generality of the foregoing each of Wickramasekaran and Wigdor shall not do any of the following:

                     (i) Solicit, divert, accept business of
contract or temporary staffing or permanent placement of technical personnel or information technology or engineering consulting from any client of Acquiree who is or was a client during the term of either of Wickramasekaran or Wigdor's employment with or ownership of Acquiree, including all clients directly or indirectly produced or generated by Wickramasekaran or Wigdor.

                (ii) Solicit, induce or contract with any of the Acquiree's employees to leave Acquiree or to work for Wickramasekaran or Wigdor or any company with which either of Wickramasekaran or Wigdor is connected.

                             (iii) Solicit, divert or take away any of
Acquiree's sources of business of contract or temporary staffing of technical personnel.

                           (b) each of Wickramasekaran and Wigdor will not at
any time without the authorization of RCM disclose to, or make use of for themselves or for any person, corporation, or other entity, any trade secret or other confidential information concerning the business, clients, methods, operations, financing or services of Acquiree or its affiliates. Trade secrets and confidential information shall mean information disclosed to Wickramasekaran and/or Wigdor or known by them as a consequence of their relationship with Acquiree and not generally known in the industry. Without limiting the generality of the foregoing, trade secrets and confidential information shall include market analysis and market expansion plans of RCM and all technical information relating to products or systems developed or being developed by RCM and all planned system improvements or changes.

                           (c)  The provisions of this Section shall be
construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action by either of Wickramasekaran and/or Wigdor against Acquiree whether arising out of this Agreement or otherwise shall not constitute a defense to the enforcement by Acquiree of the provisions of this paragraph.

                           (d) Each of Wickramasekaran and Wigdor agrees that
a violation of any of the provisions of this Section 5.5 hereof will cause irreparable damage to Acquiree the exact amount of which it will be impossible to ascertain and, for that reason, each of Wickramasekaran and Wigdor agrees that Acquiree shall be entitled to injunctive relief restraining any violation of this Section 5.5 hereof by each of Wickramasekaran and Wigdor and any person, firm or corporation associated with them, such right to be cumulative and in addition to all other remedies available to Acquiree by reason of such violation.

                           (e) Notwithstanding the foregoing, during the
Restricted Period it shall not be a violation of this Section 5.5 for Wickramasekaran to be employed on a full or part time basis as an engineer by a customer of Acquiree or for her to provide engineering consulting services, provided that except as stated herein Wickramasekaran does not engage in the business of contract or temporary staffing or permanent placement of technical personnel and does not in any way solicit, divert or accept any business from Acquiree's current or future sources of business.

                           (f) In the event that following the Closing Date
Wickramasekaran and/or Wigdor becomes an employee of Acquiree or is otherwise paid for services rendered to Acquiree after the Closing Date, then the term of the Restricted Period shall automatically extend for three (3) years from the termination of such employment or rendering of services.

                  5.6 Consents. RCM and Acquiree shall cooperate and use their best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement.

                  5.7 Filings. RCM and Acquiree shall, as promptly as practicable, make any required filings, and RCM and Acquiree shall promptly make any other required submissions, under any law, statute, order, rule or regulation with respect to the transactions contemplated by this Agreement and the related transactions and shall cooperate with each other with respect to the foregoing.

                  5.8 All Reasonable Efforts. Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the board of directors of Acquiree and RCM, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to consummate the transactions contemplated by this Agreement.

                  5.9 Notification of Certain Matters. Except with respect to the actions contemplated by this Agreement, Acquiree shall give prompt notice to RCM, and RCM shall give prompt notice to Acquiree, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and (b) any material failure of Acquiree, on the one hand, or RCM, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement.

                  5.10 Bonuses and Fees. Except as set forth on Schedule 5.10 any and all accrued bonuses or other compensation over and above historic compensation levels which may be due and owing to the Acquiree Shareholders and fees owing to Cruttenden Roth Incorporated shall be discharged and Acquiree released from such obligations on or before the Closing Date.

                  5.11 Documents at Closing. Each party to this Agreement agrees to execute and deliver on the Closing Date those documents identified in Section 6.2.

                  5.12 Interim Operations of RCM and Acquiree. Except as contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that the parties shall otherwise consent in writing or as otherwise identified in Schedule 3.5 during the period from the date of this Agreement and continuing until the Closing Date, each of RCM and Acquiree shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact their present organizations of such business, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it and they shall not take any action, or fail to take any action, that is reasonably likely to result in any of their respective representations and warranties set forth in this Agreement becoming untrue as though such representations and warranties are made as of and on the Closing Date. During such interim period Acquiree shall apply any cash not required for ordinary operations to the reduction of its bank debt.

                  5.13  Prohibition  on Trading in RCM Stock.  The  Acquiree and
Acquiree Shareholders acknowledge that the United States Securities Laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of RCM, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of RCM. Accordingly, the Acquiree Shareholders agree that they will not purchase or sell any securities of RCM, or communicate such material non-public information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of RCM, until no earlier than 72 hours following the filing of a Current Report on Form 8-K with the SEC announcing the Closing pursuant to this Agreement.

                  5.14 Independent Contractors. If, with respect to any period prior to the Closing, any governmental authority (i) challenges the status as independent contractors of any of Acquiree's contractors; or (ii) asserts the applicability to Acquiree's employees or contractors of statutes, ordinances or regulations regulating the wages, working conditions and hours of employment of such individuals, then after any final determination (with Acquiree Shareholders having the right to control and pay the costs and counsel fees in connection with any agency examination or determination) any payroll or other taxes and any interest or penalties attributable thereto and any liability for additional employment compensation and any fines or penalties connected therewith shall be the obligation of the Acquiree Shareholders, and shall be paid to RCM within ten
(10) days thereafter or, at the option of RCM, shall be subject to indemnification provided for in Section 9 hereafter.

                  5.15 Expenses. Subject to the provisions of Section 11(c) hereof, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

                  5.16 Ongoing Operations. For a period of three (3) years following the Closing: (i) RCM agrees to provide Acquiree with adequate working capital, and (ii) consistent with good business practice to operate Acquiree in a manner designed to maximize NOI.

                  5.17     Tax Covenants Relating to Acquiree

                  (a) The following provisions shall govern the allocation of responsibility as between RCM and Acquiree Shareholders for certain Tax matters following the date hereof.

                           (i)  Acquiree Shareholders shall timely cause to be
prepared, executed and filed all Returns for the Acquiree for all tax periods ending on or prior to the Closing Date which are filed after the date hereof. Copies of all such returns shall be made available to RCM at least 10 days prior to the date on which they are to be filed. If any such Return indicates that the Acquiree has incurred any liability for Tax, Acquiree shall cause such Tax to be paid to the appropriate tax authority on or before the last date on which payment thereof may be made without penalty, provided, however, that if such liability for Tax exceeds the applicable reserve for tax liability set forth on the Effective Date Balance Sheet or the Financial Statement of Acquiree for the fiscal year ending March 31, 1998, the Acquiree Shareholders shall pay such amount to Acquiree within 15 days of receiving written notice of such excess.

                           (ii)  RCM at its expense shall timely prepare or
cause to be prepared and file or cause to be filed all Returns for the Acquiree for Tax periods which begin before the Effective Date and end after the Effective Date and shall pay or cause to be paid the Taxes due with respect to such Returns. With respect to such Tax periods, Acquiree Shareholders shall be responsible for and pay to Acquiree a pro rated amount of the Taxes of the Acquiree calculated as described in the following Section 5.18 (a)(ii)(A) and
(B) except to the extent that such pro rated amount of Taxes has been accrued on the Effective Date Balance Sheet or has been paid on or prior to the Effective Date.

                               (A)     In the case of all Taxes imposed upon or
measured by property or capital, the pro rated amount shall be based upon the number of days in the period up to and including the Effective Date divided by the total number of days in the tax period.

                               (B)     In the case of all Taxes other than those
imposed upon or measured by property or capital, including but not limited to net income taxes, gross receipts taxes, sales and use taxes, and payroll taxes, the pro rated amount shall be based upon the transactions occurring on or before the Effective Date.

         Any amount due from the Acquiree Shareholders pursuant to this Section 5.18(a)(ii) shall be paid to the Acquiree within 15 days after receipt by the Acquiree Shareholders of a request for payment which includes the Return, if available, or any other document used to calculate the pro rated amount of Taxes.

                  (b) All tax sharing agreements or similar agreements with respect to or involving the Acquiree shall be terminated as of the Effective Date and, after the Effective Date, the Acquiree shall not be bound thereby or have any liability thereunder.

                  (c) All transfer (including real estate), documentary, sales, use, stamp, registration and other such Taxes incurred in connection with this Agreement shall be paid by Acquiree Shareholders when due, and Acquiree Shareholders shall, at their own expense, file all necessary Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and, if required by applicable law, RCM will, and will cause its affiliates to, join in the execution of any such Returns and other documentation.

                  (d) RCM and the Acquiree Shareholders shall cooperate fully (and cause the Acquiree to cooperate fully), as and to the extent reasonably requested by the other party, in connection with the preparation, execution and filing of Returns and claims for refund of tax pursuant to this Agreement and any audit, contest, litigation or other proceeding with respect to Taxes. Such cooperation shall include retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making themselves, in the case of the Acquiree Shareholders, and employees, in the case of the RCM, available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Acquiree Shareholders agree (1) to retain all books and records with respect to Tax matters pertinent to the Acquiree relating to any Tax period beginning before the date hereof until the expiration of the stature of limitations (and, to the extent notified by RCM, any extensions thereof) of the respective taxable periods (unless such items were transferred to RCM pursuant to this Agreement), and to abide by all record retention agreements entered into with any Tax authority, and (2) to give RCM reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the RCM so requests, Acquiree Shareholders shall allow RCM to take possession of such books and records.

                  (e) RCM and the Acquiree Shareholders agree, upon request, to use their best effort to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (f) RCM and Acquiree Shareholders agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code Section 6043 and all Regulations promulgated thereunder.

                  (g) RCM shall promptly notify the Acquiree Shareholders in writing of the commencement of any claim, audit, examination, or other proposed change or adjustment by any tax authority concerning any Tax or other similar claim or assessment for which the Acquiree Shareholders may be responsible (a "Tax Claim"); provided, however, that failure to give such notice shall not relieve any party from its obligation to indemnify with respect to any such Tax Claim except to the extent of actual prejudice. Acquiree Shareholders shall have the right to employ counsel of their choice at their expense and to participate with RCM, in resolving any dispute of Taxes with respect to tax periods beginning before the date hereof through the appropriate administrative offices and in the courts, and shall have primary responsibility for the conduct of any such proceedings relating solely to periods ending on or before the Effective Date.

                  (h) Except as otherwise provided in this Section 5.18, the party preparing a Return or required to prepare a Return shall control resolution of any audit or investigation, and any proceedings with taxing authorities, with respect to the Tax liability relating to such Return. However, the party entitled to control any such audit, investigation or proceeding may, at its sole option, extend to the party with economic liability for any Taxes at issue therein the opportunity to assume the defense of the matter.

         6.       THE CLOSING.

                  6.1. The Closing. The closing ("Closing") of the purchase and sale and other transactions contemplated by this Agreement shall take place (a) at the offices of Paul, Hastings, Janofsky & Walker, 695 Town Center Drive, Costa Mesa, California, at 1:30 p.m. local time on July __, 1998, or (b) at such other time and place and on such other date as RCM and Acquiree or Acquiree Shareholders shall agree. The date of the Closing is referred to herein as the "Closing Date".

                           (a) The Effective Date is the date mutually agreed
upon by the parties as the date on which the purchase and sale and other transactions contemplated by this Agreement shall be deemed to have occurred subject to the further agreement that the proceeds of Acquiree's business operations between the Effective Date and the Closing Date are the property of RCM.

                  6.2  Transactions  at  Closing.   On  the  Closing  Date,  the
following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                           (a) the Acquiree and the Acquiree Shareholders will
deliver, or cause to be delivered, to RCM the following:

                     (i) stock certificates representing the
Acquiree Shares being surrendered hereunder, duly endorsed with stock powers attached in blank;

                   (ii) all corporate records of the Acquiree, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing Date), stock books, stock transfer books, corporate seals; and such other corporate books and records as may reasonably be requested by RCM and its counsel;

                  (iii) a certificate executed by the Acquiree and the Acquiree Shareholders to the effect that all representations and warranties made by the Acquiree and the Acquiree Shareholders under this Agreement are true and correct as of the Closing Date, as though originally given to RCM on said date;

                   (iv) a certificate of good standing for the Acquiree from the Secretary of the State of California, dated at or about the Closing Date, to the effect that such corporation is in good standing under the laws of such state;

                 (v) an incumbency certificate for the Acquiree signed by all of the officers thereof dated at or about the Closing Date;

                 (vi) certified Articles of Incorporation of the Acquiree dated at or about the Closing Date and a copy of the Bylaws of the Acquiree certified by the Secretary of the Acquiree dated at or about the Closing Date;

                 (vii) certified resolutions from the Secretary of the Acquiree dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;

                   (viii) an Employment Agreement described in Exhibit "A" signed by Ira Kweitko and Acquiree;

                    (ix) an Employment Agreement described in Exhibit "B) signed by Michael Anderson and Acquiree;

                 (x) resignations of all officers and directors of Acquiree;

                    (xi) evidence satisfactory to RCM of the termination of the Agreements described in Schedule 3.26 hereof.

                    (xii) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of RCM and Acquiree;

                  (xiii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement;

                  (xiv) an opinion of counsel for Acquiree and Acquiree Shareholders in the form attached hereto as Exhibit "C";

                     (xv) any documents associated with the
transaction contemplated by Section 3.9(b) hereof;

                     (xvii) Termination (UCC-3) of Financing
Statements executed by Sanwa Bank of California and California
Economic Development Lending Initiative.

                           (b) RCM will deliver or cause to be delivered to the
Acquiree and the Acquiree Shareholders:

                   (i) a certificate of RCM's Secretary to the effect that all representations and warranties made by RCM under this Agreement are true and correct as of the Closing Date, as though originally given to the Acquiree and the Acquiree Shareholders on said date;

                 (ii) certificate from the Secretary of State of Nevada dated at or about the Closing Date that RCM is in good standing under the laws of said state;

                 (iii) certified resolution of the Secretary of RCM dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;

                 (iv) an opinion of counsel for RCM in the form attached hereto as Exhibit "D".

                    (v) an Employment Agreement described in Exhibit "A" signed by Ira A. Kweitko and Acquiree;

                    (vi) an Employment Agreement described in Exhibit "B" signed by Michael Anderson and Acquiree;

                    (vii) such documents as may be needed to accomplish the Closing under the corporate laws of the state of incorporation of RCM and Acquiree;

                  (viii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or that may be reasonably requested in furtherance of the provisions of this Agreement.

         7. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE AND THE ACQUIREE SHAREHOLDERS. All obligations of the Acquiree and the Acquiree Shareholders under this Agreement are subject to the fulfillment, prior to or on the Closing Date (unless otherwise stated herein), of each of the following conditions, any one or all of which may be waived by the Acquiree or the Acquiree Shareholders:

                  7.1 The Board of Directors of RCM shall have approved the execution of this Agreement and the transactions contemplated hereby.

                  7.2 The representations and warranties made by or on behalf of RCM contained in this Agreement or in any certificate or document delivered to the Acquiree or the Acquiree Shareholders pursuant to the provisions hereof at the Closing Date shall be true in all respects at and as of the time of the Closing Date as though such representations and warranties were made at and as of such time.

                  7.3 RCM shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  7.4 RCM shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to the Acquiree and such Schedules and documents shall have been reasonably acceptable to Acquiree and Acquiree Shareholders.

                  7.5 There shall be delivered to the Acquiree and the Acquiree Shareholders an officer's certificate of RCM to the effect that all of the representations and warranties of RCM set forth herein are true and complete in all material respects as of the Closing Date, and that RCM has complied in all material respects with its covenants and agreements set forth herein that are required to be complied with by the Closing Date.

                  7.6 No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Closing and the other transactions contemplated by this Agreement.

                  7.7 RCM shall have obtained the approval of its principal lender of this Agreement and the transactions contemplated hereby.

                  7.8 RCM shall have executed an Employment  Agreement  with Ira
K. Kweitko and Michael Anderson substantially in form and substance similar to that attached hereto as Exhibit "A" and "B", respectively.

                  7.9 Acquiree Shareholders shall have completed prior to the Closing Date, to their satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of RCM.

                  7.10 All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal state and local governmental authorities and agencies, as are required of RCM under this Agreement, applicable law or any applicable contract or agreement (all as contemplated by this Agreement) to complete the Closing shall have been secured.

                  7.11 There shall have occurred no material  adverse  change to
the  business,  operations,  assets,  management,   regulatory  environment  and
business prospects of RCM.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF RCM. All obligations of RCM under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or all of which may be waived in writing by RCM:

                  8.1 The Board of Directors of the Acquiree shall have approved the execution of this Agreement and the transactions contemplated hereby.

                  8.2 The representations and warranties made by the Acquiree and the Acquiree Shareholders contained in this Agreement or in any certificate or document delivered to RCM pursuant to the provisions hereof at the Closing Date shall be true in all respects at and as of the time of the Closing Date as though such representations and warranties were made at and as of such time.

                  8.3 The Acquiree and the Acquiree Shareholders shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  8.4 The Acquiree shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to RCM and such Schedules and documents shall have been reasonably acceptable to RCM.

                  8.5 There shall be delivered to RCM an officer's certificate of the Acquiree to the effect that all of the representations and warranties of the Acquiree set forth herein are true and complete in all material respects as of the Closing Date, and that the Acquiree has complied in all material respects with its covenants and agreements set forth herein that are required to be complied with by the Closing Date and there shall be delivered to RCM certificates signed by the Acquiree Shareholders to the effect that the representations and warranties of each made within this Agreement are true and correct in all material respects.

                  8.6 RCM shall have completed prior to the Closing Date, to its satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of the Acquiree.

                  8.7 RCM shall have obtained the approval of its principal lender of this Agreement and the transactions contemplated thereby.

                  8.8 All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal state and local governmental authorities and agencies, as are required of Acquiree or the Acquiree Shareholders under this Agreement, applicable law or any applicable contract or agreement (all as contemplated by this Agreement) to complete the Closing shall have been secured.

                  8.9 No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Closing and the other transactions contemplated by this Agreement.

                  8.10 Acquiree's Closing Net Operating Income shall not be less than $2,200,000 and total indebtedness for borrowed money (excluding indebtedness to LIL Enterprises) as reflected in the Effective Date Balance Sheet shall not exceed $1,240,000.

                  8.11 Such employees of Acquiree as may be selected by RCM shall each have executed an Employment Agreement substantially in form and substance similar to that attached hereto as Exhibits "A".

                  8.12 Acquiree and the Acquiree Shareholders shall take all actions necessary to effect the resignation of all of the current directors and officers of Acquiree in the manner identified in Section 6.2(a)(x).

                  8.13 Except as contemplated or as required by this Agreement, there shall have occurred no material adverse change to the business, operations, assets, management, regulatory environment and business prospects of Acquiree.

         9.       INDEMNIFICATION.

                  9.1 Acquiree Shareholders. The Acquiree Shareholders shall indemnify, defend and hold RCM harmless each according to his or her Shareholder Percentage from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by RCM which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant of Acquiree or the Acquiree Shareholders contained herein or in the Schedules annexed hereto or in any certificate delivered at the Closing pursuant to this Agreement.

                  9.2 RCM. RCM shall indemnify, defend and hold harmless Acquiree and Acquiree Shareholders from and against any and all Claims incurred by the Acquiree and/or any Acquiree Shareholders which arise out of or result from misrepresentation, breach of warranty or breach of any covenant of RCM contained herein or in the Schedules annexed hereto or in any certificate delivered at the Closing pursuant to this Agreement.

                  9.3 Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

                           (a) Third Party Claims.  In the event that any Claim
for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have 30 days (or, if shorter, a period to a date not less than 10 days prior to when a responsive pleading or other document is required to be filed but in no event less than 10 days from delivery or mailing of the Claim
Notice) (the "Notice Period") to notify the Indemnitee (i) whether or not it disputes the Claim and (ii) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to minimize any risk of additional damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

                           If the Indemnitee desires to participate in, but not
control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense if it shall thereafter be found that such Claim was subject to indemnification by the Indemnitor hereunder.

                           (b) Non-Third Party Claims.  In the event that the
Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to
Section 10 hereof.

                           (c) Cooperation of Parties.  If either party chooses
to defend or participate in the defense of any liability, it shall have the right to receive from the other party, subject to any restriction of applicable law or that may be necessary to preserve the privilege of attorney-client communications, any books, records or other documents within such other party's control that are necessary or appropriate for such defense.

                  9.6 Right of Set Off. The amount of any Claims as to which RCM is entitled to indemnification hereunder may be set off by RCM first against the Deferred Consideration and, to the extent the amount of such Deferred Compensation is insufficient to cover such Claims, then against amounts remaining payable as Additional Purchase Consideration and/or the Post Closing Consideration.

                  9.7 Minimum for Indemnification. Acquiree Shareholders shall not be required to make any indemnification payments under Section 9.3 except to the extent that the cumulative amount of all Claims incurred by RCM exceeds the sum of $25,000, in which case RCM shall be entitled to indemnification subject to the other limitations set forth herein to the amount by which Claims exceed $25,000. Claims relating to Taxes and to representations made fraudulently shall be subject to full indemnification irrespective of the $25,000 minimum.

                  9.8 Cumulative Liability. The cumulative liability of the Acquiree Shareholders (excluding Claims relating to representations made fraudulently which shall not be subject to any limit) under this Section 9 shall not exceed in the aggregate an amount equal to fifty percent (50%) of the Purchase Consideration actually earned by the Acquiree Shareholders.

                  9.9 Offsetting Benefits. In the event that either RCM or the Acquiree Shareholders are entitled to indemnification hereunder the amount thereof shall be reduced by any insurance proceeds or other third party payments received on account of such Claim.

                  9.10 Effect on NOI. In the event RCM is entitled to indemnification hereunder RCM shall not deduct the amount of such Claim or Claims in calculating NOI for purposes of ascertaining the Deferred
Consideration pursuant to Section 2.2 hereof or Additional Purchase Consideration pursuant to Section 2.4 hereof.

         10.      ARBITRATION.

                  (i) If a dispute arises between the parties concerning the calculation of NOI, net worth or any other accounting matter then such dispute shall be referred to a neutral, mutually agreed upon "big six" accounting firm or any other accounting firm mutually acceptable to the parties (the "Independent Accountant") for resolution. The decision of the Independent Accountant shall be final and binding on the parties as to all matters referred to him. The expense of the Independent Accountant shall be the obligation of the loser in the dispute, provided that if the discrepancy between the amount finally arrived at by the Independent Accountant and the amount originally proposed is less than 10% of the amount originally proposed or $10,000, then the party requesting the Independent Accountant shall pay the expenses thereof.

                  (ii) If the dispute is as to a non-financial matter then it shall be decided by a single arbitrator in an arbitration proceeding conforming to the Rules of the American Arbitration

Association applicable to commercial arbitration. The arbitration shall take place in Orange County, California. The decision of the arbitrator shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The losing party in the arbitration shall pay the fees and expenses of the arbitrator.

         11. TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

                  (a)      by mutual written consent of RCM and Acquiree;

                  (b)      by either of RCM and Acquiree:

                           (i) if the Closing shall not have occurred by the
Closing Date unless such date is extended by the mutual written agreement of RCM and Acquiree, and in such event, only until the date the Closing Date has been so extended; provided, however, that the right to terminate this Agreement under this Section 11(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before that date; or

                           (ii) if any court of competent jurisdiction, or any
governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                  (c) If any party hereto shall default in the observance or in the due and timely performance of any of the Covenants of the parties contained in Section 5 of this Agreement, the non-defaulting party may, upon written notice, terminate this Agreement and in that event, the defaulting party shall indemnify, hold harmless and assume full and complete responsibility for any and all expenses of the non-defaulting party incurred in this transaction, without prejudice to its or their rights and remedies available under law, including the right to recover expenses, costs and other damages. Notwithstanding the foregoing, the non-defaulting party may elect to waive such breach by the defaulting party and proceed with the Closing, thereby waiving any right to damages as a result of such breach.

         12. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein:


                  12.1 If to RCM, to:


                                    Mr. Leon Kopyt
                                    Chief Executive Officer
                                    RCM Technologies, Inc.
                                    2500 McClellan Avenue, Suite 350
                                    Pennsauken, New Jersey 08109-4613


                           With a copy to:


                                    Norman S. Berson, Esquire
                                    Fineman & Bach, P.C.
                                    1608 Walnut Street, 19th Floor
                                    Philadelphia, PA 19103
                                    Telephone No. (215) 893-8710
                                    Telecopy No.  (215) 893-8719


                  12.2     If to the Acquiree Shareholders, to:


                           Ira A. Kweitko:

                                    Ira A. Kweitko
                                    1302 Autumn Wind Way
                                    Henderson, NV 89012
                                    Telephone No. (714) 634-9383
                                    Telecopy No. (714) 978-9383


                           Lester Wigdor:

                                    Lester Wigdor
                                    10429 Button Willow Drive
                                    Las Vegas, NV 89134
                                    Telephone No. (714) 634-9383
                                    Telecopy No. (714) 978-9383

                           Chandralekha Wickramasekaran:

                                    Chandralekha Wickramasekaran
                                    9838 Cardigan Place
                                    Beverly Hills, CA 90210
                                    Telephone No. (714) 634-9383
                                    Telecopy No. (714) 978-9383

                           With a copy to:

                                    William J. Simpson, Esquire
                                    Paul, Hastings, Janofsky & Walker
                                    695 Town Center Drive
                                    Costa Mesa, CA 92626
                                    Telephone No. (714) 668-6200
                                    Telecopy No. (714) 979-1921

                  12.3     If to the Acquiree, to:

                     Software Analysis And Management, Inc.
                           2140 W. Chapman - Suite 216
                                Orange, CA 92668
                          Telephone No. (714) 634-9383
                           Telecopy No. (714) 978-9383

Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being sent by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.


         13.      MISCELLANEOUS.

                  13.1 Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such further action as may be reasonably required by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  13.2 Nature of Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or parties or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

                  13.3 Survival of Representations. All covenants, agreements, representations and warranties made herein and in any certificate delivered pursuant to this Agreement shall survive the Closing Date and continue in full force and effect for a period of two (2) years thereafter; provided, however, that (i) the representations and warranties of Acquiree and Acquiree

Shareholders contained in Sections 3.1, 3.8, 3.9, 3.13, 3.14, 3.20 and 3.25 and Claims for periods prior to the Closing for additional premiums arising from an audit of any workers compensation or other insurance policy, for additional unemployment taxes, and for violations of any state wage payment law; and (ii) the covenants of RCM regarding payment of the Purchase Consideration and the Deferred Consideration, and access to information in Sections 2.2, 2.3, 2.4, 2.5 and 2.6 hereof, shall survive the Closing Date and continue in full force and effect subject to any applicable statutes of limitation. All covenants and agreements by or on behalf of the parties hereto that are contained or incorporated in this Agreement shall bind and inure to the successors and permitted assigns of all the parties hereto.

                  13.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

                  13.5 Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                  13.6 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

                  13.7 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  13.8 Number and Gender, Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicated is appropriate.

                  13.9 Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement, therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

                  13.10 Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                  13.11 Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.


                  13.12 Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.


                  13.13 No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.


                  13.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


                  13.15 Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                     RCM TECHNOLOGIES, INC.
ATTEST:


By:                                                  By:
                                                              Name:
                                                              Title:



                       [Signatures continued on next page]

                                         SOFTWARE ANALYSIS AND MANAGEMENT, INC.
ATTEST:


By:                                                  By:
                                                                       Name:
                                                                       Title:




                                                              IRA A. KWEITKO




                                                              LESTER WIGDOR




                                                   CHANDRALEKHA WICKRAMASEKARAN




















[NSB\RCM\SAMCO STOCK PURCHASE AGREEMENT]